Exhibit 99.1

Solaris Energy Infrastructure Announces Third Quarter 2025 Results, Updated Earnings Guidance, Continued Shareholder Returns, and Power Solutions Growth Update

HOUSTON, Texas, November 3, 2025 — (BUSINESS WIRE) — Solaris Energy Infrastructure, Inc. (NYSE:SEI) (“Solaris” or the “Company”), today announced third quarter 2025 financial and operational results and provided updated earnings guidance.

Third Quarter 2025 Summary Results and Key Updates

●	Revenue and Profitability

o	Revenue of $167 million increased 12% sequentially from second quarter 2025 due to activity growth within the Solaris Power Solutions segment.

o	Net income of $25 million and $0.31 per diluted Class A common share; Adjusted pro forma net income(1) of $24 million and $0.32 per fully diluted share.

o	Total Adjusted EBITDA(1) of $68 million increased 12% sequentially from second quarter 2025.

o	Adjusted EBITDA attributable to Solaris(1)(4) of approximately $70 million, which excludes the EBITDA loss attributable to the non-controlling interest in Stateline Power, LLC (“Stateline”), the Company’s joint venture to provide approximately 900 megawatts (“MW”) of primary power to an artificial intelligence data center.

●	Guidance (1)(2)

o	Increasing fourth quarter 2025 Total Adjusted EBITDA guidance to $65-70 million from previous guidance of $58-63 million and establishing first quarter 2026 Total Adjusted EBITDA guidance at $70-75 million.

●	Recent Growth Initiatives

o	Power Generation Capacity – The Company ordered approximately 500 MW of generation capacity, which includes approximately 80 MW that was previously announced. The Company now expects its consolidated pro forma generation capacity to reach approximately 2,200 MW by early 2028. The Company expects to fund the orders with proceeds from its recent convertible notes offering and cash from operations.

o	Financing for Growth – In October 2025, Solaris issued approximately $748 million of 0.25% senior convertible notes due 2031. The net proceeds of the offering were used to repay the Company’s $325 million term loan, to purchase a capped call with a cap price of $88.00 per share to partially offset potential dilution, and to fund additional growth within its Power Solutions business. The Company maintains significant financial flexibility to continue to execute upon its growth strategy.

o	HVMVLV Acquisition – We closed on the acquisition of HVMVLV in the third quarter, enhancing our capabilities and customer base in voltage distribution and regulation equipment and engineering services.

o	Appointment of Amanda Brock as Co-Chief Executive Officer and Director – The Board of Directors recently appointed Amanda Brock as co-CEO and Director to partner with co-CEO and Chairman Bill Zartler in leading the Company through its continued growth as a power solutions company.

●	Shareholder Returns

o	On November 3, 2025, the Company’s board of directors approved a fourth quarter 2025 dividend of $0.12 per share, to be paid on December 18, 2025, to holders of record as of December 8, 2025, which, once paid, will represent Solaris’ 29th consecutive dividend.

CEO Commentary

“Solaris continues to demonstrate significant growth and execution in our Power Solutions segment as well as strong execution and free cash generation in our Logistics Solutions segment,” commented Bill Zartler, Solaris’ Chairman and Co-Chief Executive Officer.

“In Solaris Power Solutions, we began powering a second data center site during the third quarter, showcasing the incredible collaboration between our employees, our supply chain partners, and our customers to achieve a swift and successful deployment.”

“We have also recently taken numerous measures to position Solaris for the next phase of growth in our Power Generation business. These actions include ordering additional generation capacity to support our accelerating commercial pipeline, enhancing balance sheet flexibility and adding liquidity to fund future growth, closing on the acquisition of HVMVLV, and bringing in Amanda Brock as Co-Chief Executive Officer and Director to help lead Solaris during this period of significant growth.”

Segment Results (3)

Solaris Power Solutions

●	Activity – Third quarter 2025 averaged approximately 760 MW of capacity earning revenue compared to approximately 600 MW in second quarter 2025.
●	Revenue – Third quarter 2025 revenue of $105 million increased 39% sequentially from second quarter 2025.
●	Profitability – Third quarter 2025 Segment Adjusted EBITDA (1)(3) of $58 million increased 27% from second quarter 2025 due to growth in owned MW, increased contribution from leased capacity, and continued pull-forward contribution of the start-up and commissioning of higher-than-expected capacity.

Solaris Logistics Solutions

●	Activity – 84 fully utilized systems, a decline of 11% sequentially from second quarter 2025.
●	Revenue – Third quarter 2025 revenue of $62 million decreased 16% from second quarter 2025.
●	Profitability – Third quarter 2025 Segment Adjusted EBITDA (1)(3) of $17 million decreased 23% from second quarter 2025 due primarily to the decrease in fully-utilized system count and higher fixed cost absorption.

Footnotes

(1)

See “About Non-GAAP Measures” below for additional detail and reconciliations of GAAP to non-GAAP measures in the accompanying financial tables. Due to the forward-looking nature of such metrics, a reconciliation of 2025 fourth quarter and 2026 first quarter Adjusted EBITDA to the most directly comparable GAAP measure cannot be provided without unreasonable efforts.

(2)

Please refer to the Earnings Supplemental Slides posted under “Events” on the Investor Relations section of the Company’s website solaris-energy.com for more detail on activity and financial guidance, including expected estimated capital expenditures.

(3)	Segment Adjusted EBITDA excludes Corporate and other Adjusted EBITDA.
(4)

Adjusted EBITDA attributable to Solaris excludes the 49.9% non-controlling interest share of Stateline’s Adjusted EBITDA attributable to the Company’s partner in the previously announced Stateline joint venture.

Conference Call

Solaris will host a conference call to discuss its results for third quarter 2025 on Tuesday, November 4, 2025 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978, or for participants outside of the United States (412) 317-6594. Participants should ask the operator to join the Solaris Energy Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at solaris-energy.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 2695983. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Non-GAAP Measures

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that EBITDA, Adjusted EBITDA, Adjusted pro forma net income and Adjusted pro forma earnings per fully diluted share provide useful information to investors regarding the Company’s financial condition and results of operations because they reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. Although management believes the aforementioned non-GAAP financial measures are good tools for internal use and the investment community in evaluating Solaris’ overall financial performance, the foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying financial tables.

About Solaris Energy Infrastructure, Inc.

Solaris Energy Infrastructure, Inc. (NYSE:SEI) delivers power generation and distribution solutions, and logistics equipment and services, serving clients in the data center, energy, and other commercial and industrial sectors. Additional information is available on our website, solaris-energy.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, our business strategy, our industry, our future profitability, changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, and the impact of such policies on us, our customers and the global economic environment, the success of Stateline and associated transactions and its impact on the financial condition and results of operations of our Solaris Power Solutions segment, the anticipated growth of our power fleet and sources of financing thereafter, the volatility in global oil markets, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts, our future business and financial performance and our results of operations, and the other risks discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the US Securities Exchange Commission (the “SEC”) on March 5, 2025, Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 7, 2025 and Part II. Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 1, 2025, and Part II. Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 to be filed with the SEC subsequent to the issuance of this communication. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS ENERGY INFRASTRUCTURE, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024

Service revenue	$84,421	$64,350	$87,435	$259,082	$198,625
Service revenue - related parties	—	5,964	—	—	13,465
Leasing revenue	82,422	4,704	61,893	183,421	4,704
Total revenue	166,843	75,018	149,328	442,503	216,794

Operating costs and expenses:
Cost of services, excluding depreciation and amortization	52,190	45,822	54,023	158,372	131,840
Cost of leasing revenue, excluding depreciation	36,613	1,101	25,226	77,390	1,101
Non-leasing depreciation and amortization	12,598	10,059	12,240	37,624	29,558
Depreciation of leasing equipment	9,757	932	6,137	23,172	932
Gain on reversal of property tax contingency (1)	—	—	—	—	(2,483)
Selling, general and administrative	15,546	8,799	14,899	45,719	25,048
Other operating expense, net (2)	2,226	3,038	1,234	4,689	3,721
Total operating costs and expenses	128,930	69,751	113,759	346,966	189,717
Operating income	37,913	5,267	35,569	95,537	27,077
Interest expense, net	(9,038)	(2,932)	(5,482)	(19,691)	(4,416)
Loss on debt extinguishment (3)	—	(4,085)	—	—	(4,085)
Income (loss) before income tax expense	28,875	(1,750)	30,087	75,846	18,576
Provision for income taxes	(4,061)	(460)	(5,958)	(13,935)	(3,662)
Net income (loss)	24,814	(2,210)	24,129	61,911	14,914
Less: net (income) loss related to non-controlling interests	(10,264)	1,242	(12,174)	(30,086)	(5,357)
Net income attributable to Solaris Energy Infrastructure, Inc.	14,550	(968)	11,955	31,825	9,557
Less: income attributable to participating securities (4)	(568)	(228)	(553)	(1,417)	(707)
Net income attributable to Class A common shareholders	$13,982	$(1,196)	$11,402	$30,408	$8,850

Earnings per share of Class A common stock - basic	$0.32	$(0.04)	$0.30	$0.77	$0.31
Earnings per share of Class A common stock - diluted	$0.31	$(0.04)	$0.30	$0.74	$0.30

Basic weighted average shares of Class A common stock outstanding	43,770	28,377	37,818	39,283	28,433
Diluted weighted average shares of Class A common stock outstanding	50,429	28,377	37,818	43,190	43,247

1)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District.
2)	Other operating expense, net includes the change in Tax Receivable Agreement liability, gains or losses on the sale or disposal of assets, credit losses or recoveries, sublease income, transaction costs and other settlements.
3)	Primarily consists of the write-off of the unamortized portion of debt financing costs associated with securing a bridge financing facility, which had not been utilized and was subsequently extinguished upon obtaining alternative financing for the acquisition of Mobile Energy Rentals LLC (“MER,” and such acquisition, the “MER Acquisition”).
4)	The Company’s unvested restricted shares of common stock are participating securities because they entitle the holders to non-forfeitable rights to dividends until the awards vest or are forfeited.

SOLARIS ENERGY INFRASTRUCTURE, INC

SEGMENT REPORTING

(In thousands)

(Unaudited)

We report two distinct business segments, which offer different services and align with how our chief operating decision maker assesses operating performance and allocates resources.

Our reporting segments are:

●	Solaris Power Solutions – delivers power generation and distribution solutions. The segment’s offerings support data center, energy, and other commercial and industrial sector customers by providing flexible, on-demand power infrastructure.
●	Solaris Logistics Solutions – designs and manufactures specialized equipment that enables the efficient management of raw materials used in the completion of oil and natural gas wells. Solaris’ equipment-based logistics services including field technician support, software solutions, and may also include last mile and mobilization services.

We evaluate the performance of our business segments based on Adjusted EBITDA. We define Adjusted EBITDA as our net income plus depreciation and amortization expense, interest expense, income tax expense, stock-based compensation expense, and certain non-cash items and any extraordinary, unusual or non-recurring gains, losses or expenses.

Summarized financial information by business segment is shown below. The financial information by business segment for prior periods has been restated to reflect the changes in reportable segments.

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024
Revenue
Solaris Power Solutions	$104,939	$4,739	$75,625	$229,939	$4,739
Solaris Logistics Solutions	61,904	70,279	73,703	212,564	212,055
Total revenues	$166,843	$75,018	$149,328	$442,503	$216,794

Adjusted EBITDA
Solaris Power Solutions	$58,138	$3,122	$45,657	$135,700	$3,122
Solaris Logistics Solutions	17,427	24,437	22,714	66,115	78,478
Corporate and other	(7,604)	(5,328)	(7,764)	(26,366)	(15,885)
Total Adjusted EBITDA*	$67,961	$22,231	$60,607	$175,449	$65,715

Capital expenditures
Solaris Power Solutions	$61,205	$55,957	$183,510	$386,793	$55,957
Solaris Logistics Solutions	1,501	1,774	1,491	5,194	5,523
Corporate and other	96	16	123	269	288
Total capital expenditures	$62,802	$57,747	$185,124	$392,256	$61,768

*	See “About Non-GAAP Measures” above for additional detail and reconciliations of GAAP to non-GAAP measures in the accompanying financial tables.

SOLARIS ENERGY INFRASTRUCTURE, INC

RECONCILIATION AND CALCULATION OF NON-GAAP FINANCIAL AND OPERATIONAL MEASURES

(In thousands, except per share data)

(Unaudited)

EBITDA AND ADJUSTED EBITDA

We view EBITDA and Adjusted EBITDA as important indicators of performance. We use them to assess our results of operations because it allows us, our investors and our lenders to compare our operating performance on a consistent basis across periods by removing the effects of varying levels of interest expense due to our capital structure, depreciation and amortization due to our asset base and other items that impact the comparability of financial results from period to period. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding trends and other factors affecting our business in addition to measures calculated under generally accepted accounting principles in the United States (“GAAP”).

We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for an analysis of our results of operation and financial condition as reported in accordance with GAAP. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted EBITDA.

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024

Net income (loss)	$24,814	$(2,210)	$24,129	$61,911	$14,914
Depreciation and amortization	22,355	10,991	18,377	60,796	30,490
Interest expense, net	9,038	2,932	5,482	19,691	4,416
Provision for income taxes (1)	4,061	460	5,958	13,935	3,662
EBITDA	$60,268	$12,173	$53,946	$156,333	$53,482
Stock-based compensation expense (2)	5,278	2,673	5,207	13,762	7,549
Transaction and acquisition costs (3)	278	3,065	1,323	2,135	3,942
Property tax contingency (4)	—	—	—	—	(2,483)
Accrued property tax (5)	—	—	—	—	(1,794)
Loss on extinguishment of debt (6)	—	4,085	—	—	4,085
Change in Tax Receivable Agreement liability (7)	3,024	—	—	3,024	—
Other (8)	(887)	235	131	195	934
Total Adjusted EBITDA	67,961	22,231	60,607	175,449	65,715
Adjusted EBITDA loss attributable to Stateline non-controlling interest (9)	2,439	—	1,630	4,069	—
Adjusted EBITDA attributable to Solaris	$70,400	$22,231	$62,237	$179,518	$65,715

(1)	United States federal and state income taxes.
(2)	Represents stock-based compensation expense related to restricted stock awards and performance-based restricted stock units.
(3)	Represents transaction costs incurred to establish Stateline and acquisition costs to affect the acquisitions of MER and HVMVLV, LLC.
(4)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District.
(5)	Represents reversal of previously recognized accrued property tax expenses following a settlement agreement with Brown County Appraisal District, included in cost of services in the condensed consolidated statements of operations.
(6)	Primarily consists of the write-off of the unamortized portion of debt financing costs associated with securing a bridge financing facility, which had not been utilized and was subsequently extinguished upon obtaining alternative financing for the MER Acquisition.
(7)	Increase in liability due to state tax rate change.
(8)	Other primarily consists of credit losses, the net effect of loss/gain on disposal of assets and lease terminations, and inventory write-offs.
(9)	Represents the 49.9% non-controlling interest share of Stateline’s Adjusted EBITDA loss attributable to the Company’s partner.

CASH AND DEBT ATTRIBUTABLE TO SOLARIS

	September 30,	December 31,
	2025	2024
Cash attributable to Solaris:
Cash and cash equivalents	$106,704	$114,255
Restricted cash (1)	—	45,612
Consolidated cash	$106,704	$159,867
Less: cash attributable to Stateline non-controlling interest	(20,228)	—
Cash and cash equivalents and restricted cash attributable to Solaris	$86,476	$159,867

Debt attributable to Solaris:
Long-term debt, current portion	$17,878	$8,125
Long-term debt, net of current portion	364,868	307,605
Convertible notes due 2030	149,528	—
Consolidated debt and convertible notes	$532,274	$315,730
Less: debt attributable to Stateline non-controlling interest	(35,534)	—
Debt attributable to Solaris	$496,740	$315,730

(1)	Cash segregated for capital expenditures.

ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris Energy Infrastructure, LLC (“Solaris LLC”) not held by Solaris Energy Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding units of Solaris LLC (“Solaris LLC Units”), after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024
Numerator:
Net income (loss) attributable to Solaris	$14,550	$(968)	$11,955	$31,825	$9,557
Adjustments:
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests (1)	10,058	(1,242)	12,033	29,739	5,357
Transaction and acquisition costs (2)	278	3,065	1,323	2,135	3,942
Property tax contingency (3)	—	—	—	—	(2,483)
Accrued property tax (4)	—	—	—	—	(1,794)
Loss on extinguishment of debt (5)	—	4,085	—	—	4,085
Change in Tax Receivable Agreement liability (6)	3,024	—	—	3,024	—
Other (7)	(887)	235	131	195	934
Net loss attributable to Stateline non-controlling interest (8)	2,432	—	1,621	4,052	—
Incremental income tax expense	(5,646)	(1,102)	(2,428)	(10,345)	(2,217)
Adjusted pro forma net income	$23,809	$4,073	$24,635	$60,625	$17,381
Denominator:
Diluted weighted average shares of Class A common stock outstanding	43,770	28,377	37,818	39,283	28,433
Adjustments:
Potentially dilutive shares (9)	30,831	19,903	34,188	32,305	17,418
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	74,601	48,280	72,006	71,588	45,851
Adjusted pro forma earnings per share - diluted	$0.32	$0.08	$0.34	$0.85	$0.38

(1)	Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.
(2)	Represents transaction costs incurred to establish Stateline and acquisition costs to affect the acquisitions of MER and HVMVLV, LLC.
(3)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District.
(4)	Represents reversal of previously recognized accrued property tax expenses following a settlement agreement with Brown County Appraisal District, included in cost of services in the condensed consolidated statements of operations.
(5)	Primarily consists of the write-off of the unamortized portion of debt financing costs associated with securing a bridge financing facility, which had not been utilized and was subsequently extinguished upon obtaining alternative financing for the MER Acquisition.
(6)	Increase in liability due to state tax rate change.
(7)	Other primarily consists of credit losses, the net effect of loss/gain on disposal of assets and lease terminations, and inventory write-offs.
(8)	Represents the 49.9% non-controlling interest share of Stateline’s net loss attributable to the Company’s partner.
(9)	Represents the weighted-average potentially dilutive effect of Class B common stock, unvested restricted stock awards, unvested performance-based restricted stock units, outstanding stock options, and shares issuable upon conversion of the convertible notes.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solaris-energy.com